(e)(1)(iii)

FORM OF

[October 31, 2008]

Todd Modic

Senior Vice President

ING Funds Distributor, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Underwriting Agreement dated January 1, 2002, between ING Series Fund, Inc. and ING Funds Distributor, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING U.S. Government Money Market Fund (the “Fund”), a newly established series of ING Series Fund, Inc., effective [October 31, 2008], upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to the Amended Schedule of Approvals of the Agreement. The Amended Schedule of Approvals is attached hereto.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the Fund.

Very sincerely,

Kimberly A. Anderson Senior Vice President ING Series Fund, Inc.

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

By:
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Series Fund, Inc.

FORM OF

AMENDED SCHEDULE OF APPROVALS

with respect to the

UNDERWRITING AGREEMENT

between

ING SERIES FUND, INC.

and

ING FUNDS DISTRIBUTOR, LLC

Name of Fund

Brokerage Cash Reserves

ING 130/30 Fundamental Research Fund

ING Alternative Beta Fund

ING Balanced Fund

ING Corporate Leaders 100 Fund

ING Global Target Payment Fund

ING Global Science and Technology Fund

ING Growth and Income Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Money Market Fund

ING Small Company Fund

ING Strategic Allocation Conservative Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Moderate Fund

ING Tactical Asset Allocation Fund

ING U.S. Government Money Market Fund